Exhibit 99.1

Daseke Reports Record Results for Fourth Quarter and Full Year 2021

Freight network optimization and strategic deployment of 'Asset-Right' model into healthy freight rate environment drive solid fourth quarter and full-year results

Addison, Texas – January 25, 2022 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided 2022 outlook.

Fourth Quarter 2021 Highlights:

•
Revenue of $394.3 million, up 17.5% year-over-year
•
Net Income of $7.1 million, or $0.09 per diluted share attributable to common stockholders, compared to $6.1 million in the fourth quarter of 2020
•
Adjusted Net Income ex-Aveda of $13.0 million, or $0.18 per diluted share attributable to common stockholders
•
Adjusted EBITDA ex-Aveda of $49.6 million, up 25.9% year-over-year
•
Cash flows from operating activities of $29.0 million and Free Cash Flow of $20.2 million
•
Record fourth quarter Operating ratio of 95.2% and Adjusted Operating Ratio ex-Aveda of 92.4%

Full Year 2021 Highlights:

•
Revenue of $1.56 billion, up 7.1% year-over-year
•
Record Net Income of $56.0 million, or $0.77 per diluted share attributable to common stockholders, compared to $4.1 million in 2020
•
Adjusted Net Income ex-Aveda of $77.8 million, or $1.09 per diluted share attributable to common stockholders
•
Record Adjusted EBITDA ex-Aveda of $223.1 million, up 24.8% year-over-year
•
Cash flows from operating activities of $144.7 million and Free Cash Flow of $149.6 million
•
Record annual Operating ratio of 92.8% and Adjusted Operating Ratio ex-Aveda of 90.9%

Management Commentary

"We are pleased to report seasonally strong results for the fourth quarter, as a capstone to a record-breaking year, marked by decisive execution in the backdrop of a strong freight environment," said Jonathan Shepko, Chief Executive Officer of Daseke. "Our unique operating model, coupled with our unrivaled scale and differentiated capabilities, in support of the industrial end markets we service, have enabled our valued customers to more successfully navigate the global supply chain challenges amidst continued tightness within the transportation market. As we look ahead this year, we expect to extend our track record of performance, with a continued emphasis on best-in-class operational execution, while leveraging our 'asset-right' fleet model to drive value for our employees, customers and shareholders."

Fourth Quarter 2021 Financial Results

Total revenue in the fourth quarter of 2021 increased 17.5% to $394.3 million, compared to $335.6 million in the fourth quarter of 2020. This year-over-year increase in revenue was primarily attributed to our ability to capture elevated freight rates combined with growth in our brokerage service offering. Operating income in the fourth quarter of 2021 was $18.8 million, compared to $3.2 million in the fourth quarter of 2020. Net income for the fourth quarter of 2021 was $7.1 million, or $0.09 per diluted share attributable to common stockholders, compared to $6.1 million, or $0.07 per diluted share attributable to common stockholders, in the fourth quarter of 2020. Adjusted EBITDA in the fourth quarter of 2021 was $46.2 million, compared to $39.5 million in fourth quarter of 2020.

The measures in this paragraph are presented ex-Aveda to reflect the exit of the Aveda Transportation and Energy Services ("Aveda") business in 2020. Adjusted Net Income was $13.0 million in the fourth quarter of 2021, compared to $9.2 million in the fourth quarter of 2020. Adjusted EBITDA increased 25.9% to $49.6 million in the fourth quarter of 2021, compared to $39.4 million in the fourth quarter of 2020.

The changes in net income, Adjusted Net Income ex-Aveda and Adjusted EBITDA ex-Aveda were primarily driven by the sustained improvement in freight rates and our team's ability to redirect assets to the most profitable lanes, the ongoing benefits from fleet rationalization efforts, better than anticipated performance on insurance and claims, and incremental gain on sale of assets. The above improvements were partially offset by cost pressures related to employee compensation, recruiting costs and equipment costs.

Full Year 2021 Financial Results

Total revenue in 2021 increased 7.1% to $1.56 billion, compared to $1.45 billion in 2020. Operating income in 2021 was $112.8 million, compared to $35.4 million in 2020. Operating ratio was 92.8% in 2021 compared to 97.6% in 2020. Net income for 2021 was $56.0 million, or $0.79 per diluted share attributable to common stockholders, compared to $4.1 million, or $0.01 per diluted share attributable to common stockholders, in 2020. Adjusted EBITDA in 2021 was $219.2 million, compared to $175.8 million in 2020.

The measures in this paragraph are presented ex-Aveda to reflect the exit of that business in 2020. Total revenue in 2021 increased by 11.0%, to $1.56 billion, compared to $1.40 billion in 2020. This year-over-year increase in revenue was driven primarily by our team's ability to redeploy assets and capture elevated freight rates in both operating segments, and the improvement in our brokerage service offering year-over-year. Adjusted Net Income was $77.8 million, or $1.09 per diluted share attributable to common stockholders, compared to $39.6 million, or $0.52 per diluted share attributable to common stockholders, in 2020. Adjusted EBITDA in 2021 was $223.1 million, compared to $178.7 million in 2020. Adjusted operating ratio was 90.9% in 2021 compared to 93.6% in 2020.

The year-over-year increases in each of these critical profitability metrics were achieved by a combination of the previously disclosed revenue drivers, the cost-savings actions undertaken, including transformation initiatives and fleet downsizing efforts, as well as incremental gain on sale of equipment.

Segment Results

Specialized Solutions – During the fourth quarter of 2021, Specialized Solutions revenue increased 12.1% to $220.3 million, compared to $196.5 million in the fourth quarter of 2020. Operating income in the fourth quarter of 2021 was $16.7 million, compared to $14.2 million in the fourth quarter of 2020. Operating ratio improved by 40 basis points to 92.4% in the fourth quarter of 2021, compared to 92.8% in the fourth quarter of 2020. Net loss in the fourth quarter of 2021 was $6.0 million, compared to net income of $10.5 million in the fourth quarter of 2020 primarily due to the $13.7 million gain related to the Aveda earnout settlement that occurred in the fourth quarter of 2020.

The measures in this paragraph are presented ex-Aveda to reflect the exit of that business in 2020. Adjusted operating income in the fourth quarter of 2021 was $21.7 million, compared to $14.1 million in the fourth quarter of 2020. Adjusted operating ratio in the fourth quarter of 2021 improved by 270 basis points to 90.1%, compared to 92.8% in the fourth quarter of 2020. Adjusted EBITDA increased by 11.4% to $33.3 million in the fourth quarter of 2021, compared to $29.9 million in the fourth quarter of 2020. During the fourth quarter of 2021, the segment experienced a 12.9% increase in average freight rate per mile and an increase of 13.0% in revenue per tractor versus the fourth quarter of 2020.

The Specialized Solutions segment benefitted from sustained strength in demand and improving freight rates, primarily serving construction, high security cargo and glass, which was partially offset by the normalization of high-margin wind energy revenues versus the fourth quarter of 2020. In addition to the above, the results were augmented by utilization of our asset-right fleet mix to capture additional brokerage opportunities combined with incremental gain on sale of assets.

For the full year 2021, Specialized Solutions revenue decreased 2.2% to $874.0 million, compared to $893.7 million in 2020. Operating income in 2021 was $85.8 million, compared to $53.3 million in 2020. Net income increased by $15.8 million in 2021 to $42.7 million from $26.9 million in 2020. Operating ratio improved by 380 basis points to 90.2% in 2021, compared to 94.0% in 2020.

The full-year measures in this paragraph are presented ex-Aveda to reflect the exit of that business in 2020. Total revenue increased by 3.8% to $874.0 million in 2021, compared to $842.0 million in 2020. Adjusted operating income in 2021 was $96.0 million, compared to $84.5 million in 2020. Adjusted operating ratio improved by 100 basis points, to 89.0% in 2021, compared to 90.0% in 2020. Adjusted EBITDA in 2021 was $144.6 million, compared to $137.5 million in 2020.

These improved full-year results were driven by our team's ability to redeploy assets and capture elevated freight rates in the construction, manufacturing, and high-security cargo verticals, combined with improved gain on sale of assets, which more than offset the decrease in high-margin revenues related to 2020, record wind energy activity and inflationary cost pressures including rising driver and employee compensation, along with supply chain disruptions impacting our fleets.

Flatbed Solutions – During the fourth quarter of 2021, Flatbed Solutions revenue increased 24.1% to $176.4 million, compared to $142.1 million in the fourth quarter of 2020. Operating income in the fourth quarter of 2021 was $17.6 million, compared to $4.0 million in the fourth quarter of 2020, representing a 341.1% year-over-year improvement. Operating ratio improved by 720 basis points to 90.0% in the fourth quarter of 2021, compared to 97.2% in the fourth quarter of 2020. Net income in the fourth quarter of 2021 was $2.0 million, compared to a net loss of $11.0 million in the fourth quarter of 2020.

Adjusted operating income in the fourth quarter of 2021 was $18.6 million, compared to $7.2 million in the fourth quarter of 2020. Adjusted operating ratio improved by 550 basis points to 89.4% in the fourth quarter of 2021, compared to 94.9% in the fourth quarter of 2020. Adjusted EBITDA increased by 55.0% to $26.5 million in the fourth quarter of 2021, compared to $17.1 million in the fourth quarter of 2020. Our team's ability to redeploy assets and capture elevated freight rates led to a 23.1% improvement in rate per mile when compared to the fourth quarter of 2020, helping overcome the impact on lower freight volumes resulting from fleet downsizing efforts and constrained equipment availability. The business continued to see consistent growth in key industrial end market verticals, particularly in steel and construction. The segment benefitted from the flexibility of the 'asset-right' model which positioned the company to leverage our owner operator and brokerage network to further capitalize on the strong freight rate environment.

In 2021, Flatbed Solutions revenue of $694.7 million was up 20.0%, compared to 2020. Operating income in 2021 was $72.6 million, compared to an operating income of $32.6 million in 2020. Net income in 2021 improved to $40.6 million, compared to $3.9 million in 2020. Operating ratio improved by 490 basis points to 89.5% in 2021, compared to 94.4% in 2020.

Adjusted operating income in 2021 was $76.8 million, compared to $39.2 million in 2020. Adjusted operating ratio improved by 430 basis points to 88.9% in 2021, from 93.2% in 2020. Adjusted EBITDA increased by 46.4% to $109.2 million in 2021, from $74.6 million in 2020.

These strong full-year results were driven by the strategic redeployment of assets across the network to better support customers and leverage an improving rate environment, combined with enhanced utilization of our asset-light capacity to capture incremental loads and efforts to right-size the fleet, partially offset by inflationary cost headwinds in the form of driver recruitment and retention, driver and employee compensation, in addition to supply chain disruption impacts on our fleet.

Capital Summary

At December 31, 2021, Daseke had cash and cash equivalents of $147.5 million as well as $107.8 million available under its revolving credit facility, for total available liquidity of $255.3 million. Total debt was $594.5 million and net debt was $447.0 million. This compares to cash and cash equivalents of $176.2 million and $83.2 million available on the revolving credit facility, total available liquidity of $259.4 million, total debt of $679.7 million, and net debt of $503.5 million on December 31, 2020.

For the fourth quarter of 2021, net cash provided by operating activities was $29.0 million, cash capital expenditures were $19.5 million, and cash proceeds from the sale of excess property and equipment were $10.7 million, resulting in Free Cash Flow of $20.2 million. Additionally, capital expenditures financed with debt and finance leases were $9.7 million. This compares to net cash provided by operating activities of $22.5 million, cash capital expenditures of $19.2 million, and cash proceeds from the sale of excess property and equipment of $16.8 million, resulting in Free Cash Flow of $20.1 million in the fourth quarter of 2020. Capital expenditures financed with debt and finance leases were $12.9 million in the fourth quarter of 2020.

2022 Outlook

"We are encouraged by the operational and strategic progress delivered by our entire team in 2021," said Jason Bates, Chief Financial Officer of Daseke. "Looking ahead, we remain optimistic that our internally-driven, operational improvements and industrial end market tailwinds will combine to improve both top-line revenues and bottom-line financial performance in 2022 relative to our 2021 performance. At this time, we expect consolidated year-over-year revenues in 2022 to increase by 4% to 7%, with Adjusted EBITDA outpacing revenue growth, improving by 5% to 10%. Our team has done a great job this past year in meeting our customers' needs in a capacity-constrained environment, repositioning assets, while proactively managing our various fleet strategies to ensure higher freight rate capture - a trend we expect to see continue into 2022. That said, we remain vigilantly focused on the potential for increased operating costs and inflationary pressures, including driver compensation, recruitment and retention costs, and supply chain disruptions potentially affecting equipment availability and maintenance costs. We expect to further refine our outlook at the end of the first quarter of 2022, as we gain further visibility into each of these key drivers."

Bates continued, "We estimate our 2022 net capital expenditures to be $160 to $170 million; roughly $25 million of which was planned capital spending from 2021 that was pushed into 2022 due to lack of availability in new equipment markets stemming from the global supply chain constraints. Additionally, we intend to deploy roughly $10 million of net capital expenditures toward systems enhancements and upgrades as we further align and integrate our technology stack. Finally, we expect cash capex less the proceeds of any sale on equipment to range between $25 to $35 million for the year."

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its fourth quarter and full-year 2021 results and 2022 outlook. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 7036134. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted earnings per share, Adjusted Operating Ratio, Free Cash Flow and net debt. This news release also includes GAAP and non-GAAP measures appended with ex-Aveda, which represent the measure excluding the impact of our Aveda business, which we disposed of in 2020. Although we ceased generating revenues from our Aveda business and completed the wind-down of our Aveda operations in 2020, we continued to recognize income and expenses from our Aveda business in 2021. Such income and expenses relate primarily to workers compensation claims and insurance proceeds.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA ex-Aveda is defined as Adjusted EBITDA less the Adjusted EBITDA of the Aveda business, which we disposed of in 2020. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue, and Adjusted EBITDA ex-Aveda margin is defined as Adjusted EBITDA ex-Aveda divided by total revenue ex-Aveda.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to the change in fair value of warrant liability, which will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDA ex-Aveda (collectively discussed below as "Adjusted EBITDA Metrics") as key measures of its performance and for business planning. Adjusted EBITDA Metrics assist them in comparing the Company’s operating performance over various reporting periods on a consistent basis because they remove from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA Metrics also allow the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA Metrics is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA Metrics is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) per share as Adjusted Net Income (Loss) divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Adjusted Operating Income (Loss) and Adjusted Operating Ratio as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as total operating expenses less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as Adjusted Operating Expenses, as a percentage of total revenue. The Company defines previously defined terms appended with ex-Aveda as their previously defined term excluding the impact of the Aveda business, which we disposed of in 2020.

The Company’s board of directors and executive management team view these non-GAAP measures, and their key drivers of revenue quality, growth, expense control and operating efficiency, as very important measures of the Company’s performance. These measures assist them in comparing the Company’s performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s view of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represent its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring, business transformation costs, and severance. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance in the same manner that management evaluates its core operational performance.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete recent or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Company freight	$154.4	$154.1	$629.7	$676.8
Owner operator freight	121.2	101.8	486.5	408.9
Brokerage	71.9	49.5	269.0	234.3
Logistics	10.3	8.6	39.2	37.4
Fuel surcharge	36.5	21.6	132.4	96.7
Total revenue	394.3	335.6	1,556.8	1,454.1
Operating expenses:
Salaries, wages and employee benefits	97.6	93.8	378.3	399.4
Fuel	28.2	20.2	107.3	87.3
Operations and maintenance	35.7	32.7	143.8	169.1
Purchased freight	154.3	117.1	598.5	491.4
Administrative and other expenses	42.2	41.8	144.8	155.2
Depreciation and amortization	21.4	26.9	88.1	98.3
Gain on disposition of property and equipment	(4.0)	(3.0)	(17.1)	(6.9)
Impairment	—	2.0	—	15.4
Restructuring charges	0.1	0.9	0.3	9.5
Total operating expenses	375.5	332.4	1,444.0	1,418.7
Income from operations	18.8	3.2	112.8	35.4
Other expense (income)	4.3	(2.5)	30.8	31.5
Income before income taxes	14.5	5.7	82.0	3.9
Income tax expense (benefit)	7.4	(0.4)	26.0	(0.2)
Net income	7.1	6.1	56.0	4.1

Net income	$7.1	$6.1	$56.0	$4.1
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)	(5.0)	(4.9)
Net income (loss) attributable to common stockholders	$5.9	$4.9	$51.0	$(0.8)
Income (loss) per common share:
Basic	$0.09	$0.08	$0.79	$(0.01)
Diluted	$0.09	$0.07	$0.77	$(0.01)
Weighted-average common shares outstanding:
Basic	62,489,277	65,023,174	63,744,456	64,775,275
Diluted	64,885,771	66,149,361	65,409,258	64,775,275
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$7.63	$7.63

Daseke, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)
(In millions)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$147.5	$176.2
Accounts receivable, net	172.3	154.4
Other current assets	30.0	34.5
Total current assets	349.8	365.1
Property and equipment, net	397.7	402.7
Goodwill and intangible assets, net	227.0	233.9
Other long-term assets	112.6	125.2
Total assets	$1,087.1	$1,126.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14.7	$16.5
Accrued expenses and other liabilities	43.6	35.7
Current portion of long-term debt	55.5	54.0
Other current liabilities	98.1	84.5
Total current liabilities	211.9	190.7
Long-term debt, net of current portion	531.4	618.6
Other long-term liabilities	167.8	178.8
Total liabilities	911.1	988.1
Stockholders’ equity	176.0	138.8
Total liabilities and stockholders’ equity	$1,087.1	$1,126.9

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flow
(Unaudited)
(In millions)

	Years Ended December 31,
	2021	2020
Net cash provided by operating activities	$144.7	$144.9
Net cash provided by investing activities	4.9	31.6
Net cash used in financing activities	(178.2)	(96.4)
Effect of exchange rates on cash and cash equivalents	(0.1)	0.4
Net increase (decrease) in cash and cash equivalents	$(28.7)	$80.5

Property and equipment acquired with debt or finance lease obligations	$64.7	$58.3
Property and equipment sold for notes receivable	$0.5	$0.3

Daseke, Inc. and Subsidiaries
Reconciliation of net cash provided by operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$29.0	$22.5	$144.7	$144.9
Purchases of property and equipment	(19.5)	(19.2)	(53.7)	(37.2)
Proceeds from sale of property and equipment	10.7	16.8	58.6	68.8
Free Cash Flow	$20.2	$20.1	$149.6	$176.5

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	As of December 31,
	2021	2020
Term Loan Facility	$397.0	$483.5
Equipment term loans	169.0	164.9
Finance lease obligations	28.5	31.3
Total debt	594.5	679.7
Less: cash and cash equivalents	(147.5)	(176.2)
Net debt	$447.0	$503.5

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(In millions, except rate per mile and revenue per tractor)

	Three Months Ended December 31,
	2021		2020		Increase (Decrease)
	$	%	$	%	$	%
REVENUE(1):
Company freight	$115.0	52.2	$112.1	57.1	$2.9	2.6
Owner operator freight	40.7	18.5	33.8	17.2	6.9	20.4
Brokerage	37.5	17.0	31.9	16.2	5.6	17.6
Logistics	9.1	4.1	8.1	4.1	1.0	12.3
Fuel surcharge	18.0	8.2	10.6	5.4	7.4	69.8
Total revenue	220.3	100.0	196.5	100.0	23.8	12.1

OPERATING EXPENSES(1):
Total operating expenses	203.6	92.4	182.3	92.8	21.3	11.7
Operating ratio	92.4%		92.8%
Adjusted Operating Ratio	91.7%		92.8%
Adjusted Operating Ratio ex-Aveda	90.1%		92.8%
INCOME FROM OPERATIONS	$16.7	7.6	$14.2	7.2	$2.5	17.6

OPERATING STATISTICS:
Company miles	35.3		37.8		(2.5)	(6.6)
Owner operator miles	11.3		11.5		(0.2)	(1.7)
Total miles (in millions)(2)	46.6		49.3		(2.7)	(5.5)

Rate per mile	$3.34		$2.96		$0.38	12.9
Rate per mile ex-Aveda	$3.34		$2.96		$0.38	12.9
Revenue per tractor	$66,800		$59,100		$7,700	13.0
Revenue per tractor ex-Aveda	$66,800		$59,100		$7,700	13.0

Company-operated tractors, at quarter-end	1,819		1,960		(141)	(7.2)
Owner-operated tractors, at quarter-end	507		501		6	1.2
Number of trailers, at quarter-end	7,059		7,324		(265)	(3.6)

Company-operated tractors, average for the quarter	1,822		1,969		(147)	(7.5)
Owner-operated tractors, average for the quarter	509		500		9	1.8
Total tractors, average for the quarter	2,331		2,469		(138)	(5.6)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(In millions, except rate per mile and revenue per tractor)

	Year Ended December 31,
	2021		2020		Increase (Decrease)
	$	%	$	%	$	%
REVENUE(1):
Company freight	$460.0	52.7	$495.6	55.4	$(35.6)	(7.2)
Owner operator freight	158.6	18.1	152.5	17.1	6.1	4.0
Brokerage	157.1	18.0	165.6	18.5	(8.5)	(5.1)
Logistics	34.1	3.9	34.5	3.9	(0.4)	(1.2)
Fuel surcharge	64.2	7.3	45.5	5.1	18.7	41.1
Total revenue	874.0	100.0	893.7	100.0	(19.7)	(2.2)

OPERATING EXPENSES(1):
Total operating expenses	788.2	90.2	840.4	94.0	(52.2)	(6.2)
Operating ratio	90.2%		94.0%
Adjusted Operating Ratio	89.5%		91.2%
Adjusted Operating Ratio ex-Aveda	89.0%		90.0%
INCOME FROM OPERATIONS	$85.8	9.8	$53.3	6.0	$32.5	61.0

OPERATING STATISTICS:
Company miles	148.1		155.2		(7.1)	(4.6)
Owner operator miles	47.6		49.7		(2.1)	(4.2)
Total miles (in millions)(2)	195.7		204.9		(9.2)	(4.5)

Rate per mile	$3.16		$3.16		$(0.00)	(0.1)
Rate per mile ex-Aveda	$3.16		$3.03		$0.13	4.3
Revenue per tractor	$260,900		$224,300		$36,600	16.3
Revenue per tractor ex-Aveda	$260,900		$222,000		$38,900	17.5

Company-operated tractors, at period-end	1,819		1,960		(141)	(7.2)
Owner-operated tractors, at period-end	507		501		6	1.2
Number of trailers, at period-end	7,059		7,324		(265)	(3.6)

Company-operated tractors, average for the period	1,863		2,255		(392)	(17.4)
Owner-operated tractors, average for the period	508		634		(126)	(19.9)
Total tractors, average for the period	2,371		2,889		(518)	(17.9)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(In millions, except rate per mile and revenue per tractor)

	Three Months Ended December 31,
	2021		2020		Increase (Decrease)
	$	%	$	%	$	%
REVENUE(1):
Company freight	$41.2	23.4	$43.9	30.9	$(2.7)	(6.2)
Owner operator freight	81.0	45.9	68.6	48.2	12.4	18.1
Brokerage	34.5	19.6	17.7	12.5	16.8	94.9
Logistics	1.1	0.6	0.7	0.5	0.4	57.1
Fuel surcharge	18.6	10.5	11.2	7.9	7.4	66.1
Total revenue	176.4	100.0	142.1	100.0	34.3	24.1

OPERATING EXPENSES(1):
Total operating expenses	158.8	90.0	138.1	97.2	20.7	15.0
Operating ratio	90.0%		97.2%
Adjusted Operating Ratio	89.4%		94.9%
INCOME FROM OPERATIONS	$17.6	10.0	$4.0	2.8	$13.6	341.1

OPERATING STATISTICS:
Company miles	16.5		20.9		(4.4)	(21.1)
Owner operator miles	32.4		34.5		(2.1)	(6.1)
Total miles (in millions)(2)	48.9		55.4		(6.5)	(11.7)

Rate per mile	$2.50		$2.03		$0.47	23.1
Revenue per tractor	$51,300		$43,000		$8,300	19.3

Company-operated tractors, at quarter-end	804		993		(189)	(19.0)
Owner-operated tractors, at quarter-end	1,567		1,598		(31)	(1.9)
Number of trailers, at quarter-end	4,207		4,255		(48)	(1.1)

Company-operated tractors, average for the quarter	810		1,012		(202)	(20.0)
Owner-operated tractors, average for the quarter	1,570		1,603		(33)	(2.1)
Total tractors, average for the quarter	2,380		2,615		(235)	(9.0)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(In millions, except rate per mile and revenue per tractor)

	Year Ended December 31,
	2021		2020		Increase (Decrease)
	$	%	$	%	$	%
REVENUE(1):
Company freight	$178.7	25.7	$191.2	33.0	$(12.5)	(6.5)
Owner operator freight	330.1	47.5	262.1	45.3	68.0	25.9
Brokerage	112.3	16.2	70.3	12.1	42.0	59.7
Logistics	4.7	0.7	2.9	0.5	1.8	62.1
Fuel surcharge	68.9	9.9	52.4	9.1	16.5	31.5
Total revenue	694.7	100.0	578.9	100.0	115.8	20.0

OPERATING EXPENSES(1):
Total operating expenses	622.1	89.5	546.3	94.4	75.8	13.9
Operating ratio	89.5%		94.4%
Adjusted Operating Ratio	88.9%		93.2%
INCOME FROM OPERATIONS	$72.6	10.5	$32.6	5.6	$40.0	122.7

OPERATING STATISTICS:
Company miles	74.6		96.3		(21.7)	(22.5)
Owner operator miles	135.3		141.6		(6.3)	(4.4)
Total miles (in millions)(2)	209.9		237.9		(28.0)	(11.8)

Rate per mile	$2.42		$1.91		$0.51	26.7
Revenue per tractor	$208,300		$168,400		$39,900	23.7

Company-operated tractors, at period-end	804		993		(189)	(19.0)
Owner-operated tractors, at period-end	1,567		1,598		(31)	(1.9)
Number of trailers, at period-end	4,207		4,255		(48)	(1.1)

Company-operated tractors, average for the period	852		1,118		(266)	(23.8)
Owner-operated tractors, average for the period	1,591		1,574		17	1.1
Total tractors, average for the period	2,443		2,692		(249)	(9.2)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Adjusted Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)
(In millions)

	Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$394.3	$335.6	$176.4	$142.1	$220.3	$196.5
Less Aveda revenue	—	—			—	—
Revenue ex-Aveda	$394.3	$335.6			$220.3	$196.5
Operating expenses	375.5	332.4	158.8	138.1	203.6	182.3
Less Aveda operating expenses	(3.4)	1.4			(3.4)	1.4
Operating expenses ex-Aveda	372.1	333.8			200.2	183.7
Operating income	$18.8	$3.2	$17.6	$4.0	$16.7	$14.2
Operating income ex-Aveda	$22.2	$1.8			$20.1	$12.8
Operating ratio	95.2%	99.1%	90.0%	97.2%	92.4%	92.8%
Operating ratio ex-Aveda	94.4%	99.5%			90.9%	93.5%

Stock based compensation	3.3	1.0	0.2	0.1	0.5	0.3
Impairment	—	2.0	—	2.0	—	—
Amortization of intangible assets	1.8	1.7	0.8	0.8	1.0	0.9
Other (1)	2.5	5.7	—	0.3	0.1	(1.3)
Adjusted Operating Expenses	367.9	322.0	157.8	134.9	202.0	182.4
Less Aveda operating expense adjustments	—	1.4			—	1.4
Adjusted Operating Expenses ex-Aveda	364.5	322.0			198.6	182.4
Adjusted Operating Income	$26.4	$13.6	$18.6	$7.2	$18.3	$14.1
Adjusted Operating Income ex-Aveda	$29.8	$13.6			$21.7	$14.1
Adjusted Operating Ratio	93.3%	96.0%	89.4%	94.9%	91.7%	92.8%
Adjusted Operating Ratio ex-Aveda	92.4%	96.0%			90.1%	92.8%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Adjusted Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)
(In millions)

	Year Ended December 31,
	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$1,556.8	$1,454.1	$694.7	$578.9	$874.0	$893.7
Less Aveda revenue	—	(51.7)			—	(51.7)
Revenue ex-Aveda	$1,556.8	$1,402.4			$874.0	$842.0
Operating expenses	1,444.0	1,418.7	622.1	546.3	788.2	840.4
Less Aveda operating expenses	(3.9)	(77.7)			(3.9)	(77.7)
Operating expenses ex-Aveda	1,440.1	1,341.0			784.3	762.7
Operating income	$112.8	$35.4	$72.6	$32.6	$85.8	$53.3
Operating income ex-Aveda	$116.7	$61.4			$89.7	$79.3
Operating ratio	92.8%	97.6%	89.5%	94.4%	90.2%	94.0%
Operating ratio (ex-Aveda)	92.5%	95.6%			89.7%	90.6%

Stock based compensation	8.6	6.0	0.6	0.7	1.3	1.4
Impairment	—	15.4	—	2.0	—	13.4
Amortization of intangible assets	6.9	7.2	3.0	3.2	3.9	4.0
Third party debt refinancing charges	2.3	—	—	—	—	—
Other (1)	6.7	19.5	0.6	0.7	1.1	6.5
Adjusted Operating Expenses	1,419.5	1,370.6	617.9	539.7	781.9	815.1
Less Aveda operating expense adjustments	—	(20.1)			—	(20.1)
Adjusted Operating Expenses ex-Aveda	1,415.6	1,313.0			778.0	757.5
Adjusted Operating Income	$137.3	$83.5	$76.8	$39.2	$92.1	$78.6
Adjusted Operating Income ex-Aveda	$141.2	$89.4			$96.0	$84.5
Adjusted Operating Ratio	91.2%	94.3%	88.9%	93.2%	89.5%	91.2%
Adjusted Operating Ratio ex-Aveda	90.9%	93.6%			89.0%	90.0%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)
(In millions)

	Three Months Ended				Year Ended
	December 31, 2021				December 31, 2021
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$2.0	$(6.0)	$11.1	$7.1	$40.6	$42.7	$(27.3)	$56.0
Depreciation and amortization	8.7	12.4	0.3	21.4	35.2	51.8	1.1	88.1
Interest income	—	—	(0.1)	(0.1)	(0.2)	(0.1)	—	(0.3)
Interest expense	0.8	1.3	5.3	7.4	4.3	5.8	23.4	33.5
Income tax expense (benefit)	0.4	4.7	2.3	7.4	13.7	21.1	(8.8)	26.0
Stock based compensation	0.2	0.5	2.6	3.3	0.6	1.3	6.7	8.6
Change in fair value of warrant liability	—	—	(2.8)	(2.8)	—	—	(1.6)	(1.6)
Corporate expense allocation	14.4	16.9	(31.3)	—	14.4	16.9	(31.3)	—
Third party debt refinancing charges	—	—	—	—	—	—	2.3	2.3
Other (1)	—	0.1	2.4	2.5	0.6	1.2	4.8	6.6
Adjusted EBITDA	$26.5	$29.9	$(10.2)	$46.2	$109.2	$140.7	$(30.7)	$219.2
Less Aveda Adjusted EBITDA		(3.4)		(3.4)		(3.9)		(3.9)
Adjusted EBITDA ex-Aveda		$33.3		$49.6		$144.6		$223.1
Total revenue	176.4	220.3	(2.4)	394.3	694.7	874.0	(11.9)	1,556.8
Total revenue ex-Aveda		220.3		394.3		874.0		1,556.8
Net income (loss) margin	1.1%	(2.7)%	(462.5)%	1.8%	5.8%	4.9%	229.4%	3.6%
Adjusted EBITDA margin	15.0%	13.6%	425.0%	11.7%	15.7%	16.1%	258.0%	14.1%
Adjusted EBITDA margin ex-Aveda		15.1%		12.6%		16.5%		14.3%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)
(In millions)

	Three Months Ended				Year Ended
	December 31, 2020				December 31, 2020
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$(11.0)	$10.5	$6.6	$6.1	$3.9	$26.9	$(26.7)	$4.1
Depreciation and amortization	10.6	16.1	0.2	26.9	38.3	59.1	0.9	98.3
Interest income	—	(0.1)	—	(0.1)	(0.2)	(0.1)	(0.3)	(0.6)
Interest expense	2.3	2.6	5.9	10.8	9.5	11.4	24.0	44.9
Income tax expense (benefit)	(3.5)	(9.0)	12.1	(0.4)	3.4	5.1	(8.7)	(0.2)
Stock based compensation	0.1	0.3	0.6	1.0	0.7	1.4	3.9	6.0
Change in fair value of warrant liability	—	—	1.2	1.2	—	—	2.1	2.1
Impairment	2.0	—	—	2.0	2.0	13.4	—	15.4
Arbitrated decrease in contingent consideration	—	(13.7)	—	(13.7)	—	(13.7)	—	(13.7)
Corporate expense allocation	16.3	24.6	(40.9)	—	16.3	24.6	(40.9)	—
Other (1)	0.3	(1.3)	6.7	5.7	0.7	6.5	12.3	19.5
Adjusted EBITDA	$17.1	$30.0	$(7.6)	$39.5	$74.6	$134.6	$(33.4)	$175.8
Less Aveda Adjusted EBITDA		0.1		0.1		(2.9)		(2.9)
Adjusted EBITDA ex-Aveda		$29.9		$39.4		$137.5		$178.7
Total revenue	142.1	196.5	(3.0)	335.6	578.9	893.7	(18.5)	1,454.1
Total revenue ex-Aveda		196.5		335.6		842.0		1,402.4
Net income (loss) margin	(7.7)%	5.3%	(220.0)%	1.8%	0.7%	3.0%	144.3%	0.3%
Adjusted EBITDA margin	12.0%	15.3%	253.3%	11.8%	12.9%	15.1%	180.5%	12.1%
Adjusted EBITDA margin ex-Aveda		15.2%		11.7%		16.3%		12.7%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income ex-Aveda
Reconciliation of Net Income (Loss) to Net Income (Loss) ex-Aveda
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$7.1	6.1	$56.0	4.1
Less Aveda net income (loss)	(6.9)	13.0	(7.3)	(11.9)
Net income (loss) ex-Aveda	14.0	(6.9)	63.3	16.0
Adjusted for:
Income tax expense (benefit)	7.4	(0.4)	26.0	(0.2)
Less Aveda Income tax expense (benefit)	3.0	(2.8)	2.8	(5.8)
Income tax expense ex-Aveda	4.4	2.4	23.2	5.6
Income before income taxes	14.5	5.7	82.0	3.9
Income (loss) before income taxes ex-Aveda	18.4	(4.5)	86.5	21.6
Add:
Stock based compensation	3.3	1.0	8.6	6.0
Impairment	—	2.0	—	15.4
Arbitrated decrease in contingent consideration	—	(13.7)	—	(13.7)
Amortization of intangible assets	1.8	1.7	6.9	7.2
Debt refinancing related charges	—	—	3.8	—
Change in fair value of warrant liability	(2.8)	1.2	(1.6)	2.1
Other (1)	2.5	5.7	6.6	19.5
Adjusted income before income taxes	19.3	3.6	106.3	40.4
Less Aveda adjustments	—	(15.1)	—	6.4
Adjusted income before income taxes ex-Aveda	23.2	8.5	110.8	51.7
Income tax (expense) benefit at adjusted effective rate	(10.2)	0.7	(33.0)	(12.1)
Adjusted Net Income ex-Aveda	$13.0	$9.2	$77.8	$39.6

Net income	$7.1	$6.1	$56.0	$4.1
Less Series A preferred dividends	(1.2)	(1.2)	(5.0)	(4.9)
Net income (loss) attributable to common stockholders	5.9	4.9	51.0	(0.8)
Allocation of earnings to non-vested participating restricted stock units	—	—	(0.4)	—
Numerator for basic EPS - income (loss) available to common stockholders - two class method	$5.9	$4.9	$50.6	$(0.8)
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$—	$—	$—
Add back allocation earnings to participating securities	—	—	0.4	—
Reallocation of earnings to participating securities considering potentially dilutive securities	—	—	(0.4)	—
Numerator for diluted EPS - income (loss) available to common shareholders - two class method	$5.9	$4.9	$50.6	$(0.8)

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda (continued)
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted Net Income ex-Aveda	$13.0	$9.2	$77.8	$39.6
Less Series A preferred dividends	(1.2)	(1.2)	(5.0)	(4.9)
Allocation of earnings to non-vested participating restricted stock units	(0.1)	(0.1)	(0.6)	(0.5)
Numerator for basic EPS - adjusted income available to common shareholders ex-Aveda - two class method	$11.7	$7.9	$72.2	$34.2
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$—	$5.0	$—
Add back allocation earnings to participating securities	0.1	0.1	0.6	0.5
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.1)	(0.1)	(0.6)	(0.5)
Numerator for diluted EPS - adjusted income available to common shareholders ex-Aveda - two class method	$11.7	$7.9	$77.2	$34.2

Basic EPS
Net income (loss) attributable to common stockholders	$0.09	$0.08	$0.79	$(0.01)
Adjusted Net Income attributable to common stockholders ex-Aveda	$0.19	$0.12	$1.13	$0.53
Diluted EPS
Net income (loss) attributable to common stockholders	$0.09	$0.07	$0.77	$(0.01)
Adjusted Net Income attributable to common stockholders ex-Aveda	$0.18	$0.12	$1.09	$0.52
Weighted-average common shares outstanding:
Basic	62,489,277	65,023,174	63,744,456	64,775,275
Diluted	64,885,771	66,149,361	65,409,258	64,775,275
Basic - adjusted ex-Aveda	62,489,277	65,023,174	63,744,456	64,775,275
Diluted - adjusted ex-Aveda	64,885,771	66,149,361	71,061,431	65,671,246